EXHIBIT 4.1.5

REGISTRATION RIGHTS AGREEMENT

by and among

Transatlantic Holdings, Inc.,

American International Group, Inc.

and

Designated Subsidiaries of American International Group, Inc.

Dated as of February 2, 2006

      This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of February 2, 2006, by and among Transatlantic Holdings, Inc., a Delaware corporation (the “Company”), American International Group, Inc., a Delaware corporation (“AIG”), and the subsidiaries of AIG listed on the signature page of this Agreement (the “Designated Subsidiaries”).

W I T N E S S E T H:

      WHEREAS, the Company, AIG and the Designated Subsidiaries are parties to the Letter Agreement, dated as of December 7, 2005 (the “Letter Agreement”), pursuant to which the Company sold $450,000,000 aggregate principal amount of its 5.75% Senior Notes due 2015 (the “Senior Notes”) to the Designated Subsidiaries; and

      WHEREAS, pursuant to the Letter Agreement the Company has agreed to maintain a shelf registration statement for the resale of the Senior Notes and to enter into this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and in the Letter Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions

      As used in this Agreement, the following terms shall have the following meanings:

Affiliate: Means a person, directly or indirectly, controlled by, controlling or under common control with the issuer within the meaning of Section 2(a)(11) of the Securities Act.

Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

Holder: Any of AIG, its subsidiaries (including the Designated Subsidiaries) or its affiliates that is a beneficial owner of Registrable Securities.

managing underwriter or underwriters: The Person or Persons selected pursuant to Section 2 of this Agreement to manage an underwritten offering of Registrable Securities.

Person: An individual, partnership, corporation, company, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other organization or entity.

Prospectus: The prospectus (including any preliminary prospectus and any final prospectus) included in any Registration Statement, as amended or supplemented by any free writing prospectus, whether or not required to be filed with the SEC, prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, and all material incorporated by reference in such prospectus.

Registrable Securities: Any Senior Notes beneficially owned by any Holder or any security issued in exchange for, in lieu of or to satisfy any of the Company's obligations under, the Senior Notes; provided that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

Registration Expenses: As defined in Section 5 hereof.

Registration Statement: A shelf registration statement filed by the Company under the Securities Act permitting resales of the Registrable Securities pursuant to the provisions of

Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement. In order to constitute a “Registration Statement” the shelf registration statement filed by the Company must permit resale of the Registrable Securities on a delayed and continuous basis, and, if the Registration Statement includes a plan of distribution, such plan of distribution must be approved by AIG.

Restricted Securities: A Registrable Security ceases to constitute a Restricted Security when:

(i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, or

(ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

Rules and Regulations: The published rules and regulations of the SEC promulgated under any of the Securities Act or the Exchange Act, as in effect at any relevant time.

SEC: The Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended from time to time.

underwritten offering: A transaction in which Registrable Securities of the Company registered under the Securities Act are sold to an underwriter or underwriters for reoffering to the public.

2. Filing of Registration Statements

      (a) Shelf Registration. (i) Until the earlier of (x) the date AIG ceases to be an Affiliate of the Company (based on AIG's reasonable determination), (y) such time as neither AIG nor any of its subsidiaries or Affiliates beneficially own any Registrable Securities and (z) such time as the Company is no longer eligible to file a registration statement on Form S-3 (or any successor form), the Company agrees to use its best efforts to keep current and effective a Registration Statement, and to file such supplements or amendments to such Registration Statement as may be necessary or appropriate in order to keep such Registration Statement continuously effective and useable, for resale of Registrable Securities by the Designated Subsidiaries under the Securities Act.

(ii) The Company further agrees to use its reasonable efforts to prevent the happening of any event that would cause any such Registration Statement to contain a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

(iii) If at any time or from time to time the Holders desire to sell Registrable Securities in an underwritten offering, the managing underwriter or underwriters for such offering shall be selected by AIG. The Company shall use its reasonable efforts to assist such managing underwriter or underwriters in their efforts to sell Registrable Securities pursuant to such Registration Statement.

      (b) No Piggyback Registration Rights. The Company shall not grant or enter into any agreement or undertaking that would permit any Person to sell unsecured debt securities with a maturity in excess of one year along with sales of the Registrable Securities by the Designated Subsidiaries whether or not in an underwritten offering.

      (c) Undertaking to be Bound by this Agreement. Each Holder of Registrable Securities which is not an original party to this Agreement and whose Registrable Securities are included in a Registration Statement filed with the SEC pursuant to this Section 2 shall be deemed without any further action to be a party to this Agreement with all rights and obligations of a Holder hereunder and if requested by the Company, shall execute and deliver an undertaking in form and substance reasonably satisfactory to the Company whereby such Holder agrees to be bound by the terms and provisions of this Agreement.

3. Restrictions on Public Sale by the Company and Others.

      The Company agrees without the prior written consent of AIG and the managing underwriter or underwriters of any underwritten offering under a Registration Statement filed pursuant to Section 2(a), not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly any unsecured debt securities with a maturity of more than one year, during the period from the date of receipt of timely notice of the pricing of an underwritten offering from the managing underwriter or underwriters to the date 60 days after the pricing date of such underwritten offering.

4. Registration Procedures

      In connection with the Company's obligations to keep current and effective a Registration Statement pursuant to Section 2 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible use its reasonable efforts to:

      (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, excluding documents incorporated by reference in the Registration Statement, furnish to AIG and the managing underwriter or underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of AIG and managing underwriter or underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement) to which AIG or the managing underwriter or underwriters, if any, shall reasonably and timely object; provided, that the Company may assume, for the purposes of this paragraph (a), that objections to the inclusion of information requested to be included in the Registration Statement or other documents by the staff of the SEC, or in the opinion of counsel to the Company required to be in the Registration Statement or other documents, or required by the Securities Act or the Rules and Regulations thereunder shall not be deemed to be reasonable; and, provided, further, that the Company shall, to the extent reasonably practicable in light of the circumstances, consult with AIG and the managing underwriter or underwriters as to any document that is to be incorporated by reference in the Registration Statement;

      (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the Rules and Regulations or the instructions applicable to the registration form utilized by the Company or by the Securities Act or Rules and Regulations thereunder for shelf registration or otherwise necessary to keep the Registration Statement effective and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

      (c) notify AIG and the managing underwriter or underwriters, if any, promptly, and confirm such advice in writing,

(i) when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

(ii) of any comments by the SEC and the “Blue Sky” or securities commissioner or regulator of any state with respect to the Registration Statement, the Prospectus or any prospectus supplement or any request by the SEC for amendments or supplements to the Registration Statement, the Prospectus or any prospectus supplement or for additional information,

(iii) of the issuance by the SEC or any other regulatory authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose,

(iv) if at any time the representations and warranties of the Company contemplated by paragraph (m) below cease to be true and correct,

(v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

(vi) of the existence of any fact which results in the Registration Statement, any amendment or post-effective amendment thereto, the Prospectus, any prospectus supplement, or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

      (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

      (e) if requested by the managing underwriter or underwriters or AIG, as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or AIG request to be included therein relating to the sale of the Registrable Securities, including without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering (including whether such underwriting commitment is on a firm commitment or best efforts basis) of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

      (f) furnish to AIG, to each selling Holder of Registrable Securities, and to each managing underwriter or underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference therein);

      (g) deliver to AIG, to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and each underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

      (h) prior to any public offering of Registrable Securities, use its reasonable efforts to register or qualify or cooperate with AIG, the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as AIG, any selling Holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

      (i) cooperate with AIG, the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of the Registrable Securities to be sold; and enable such Registrable Securities to be in such denominations and registered in such names as AIG, the selling Holder or the managing underwriter or underwriters, if any, may request at least two business days prior to any delivery of Registrable Securities;

      (j) use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities, federal, state or local, as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

      (k) if any fact contemplated by paragraph (c)(vi) above shall exist, prepare a post- effective amendment or supplement to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that the Prospectus, as thereafter delivered to the purchasers of the Registrable Securities, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

      (l) use its reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which the Senior Notes of the Company are then listed, if any;

      (m) enter into such customary agreements (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering:

(i) make such representations and warranties to AIG, the Holders of such Registrable Securities and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings of debt securities;

(ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of counsel to the Company, dated, in the case of an underwritten offering, the date of delivery of any Registrable Securities sold pursuant thereto which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters, if any, AIG and the Holders, addressed to AIG, each selling Holder and each underwriter, if any, covering the matters customarily covered in opinions requested in primary underwritten offerings of debt securities and such other matters as may be reasonably requested by AIG or the Holders or the appointed representative of or counsel to AIG and the selling Holders (it being agreed that the matters to be covered by such opinions shall include and shall cover both the date of the first contract to sell the Registrable Securities and the date of delivery of any Registrable Securities sold pursuant thereto);

(iii) cause to be delivered, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto, letters from the Company's independent certified public accountants addressed to AIG, each selling Holder and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of independent certified public accountants delivered in connection with primary underwritten public offerings of debt securities;

(iv) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and

(v) the Company shall deliver such documents and certificates as may be requested by AIG, any Holder of Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any, or other agreement entered into by the Company in connection with such offering.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

      (n) make available for inspection by a representative or representatives of AIG or the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by AIG or such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

      (o) otherwise use its reasonable efforts to comply with all applicable Rules and Regulations, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing on the date of the filing of any Prospectus relating to the sale of Registrable Securities, which statements shall cover a 12-month period.

The Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

      Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

5. Registration Expenses

      (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation:

(i) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”);

(ii) fees and expenses of compliance with securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the selling Holders and underwriter or underwriters in connection with the registration or qualification of the Registrable Securities under applicable state securities laws and determination of their eligibility for investment under the laws of such jurisdictions as AIG, the managing underwriter or underwriters or the Holders of Registrable Securities being sold may designate);

(iii) all printing, messenger, telephone and delivery expenses, including, without limitation, the expenses of printing the Registration Statement and the Prospectus, the expenses of preparing the Registrable Securities for delivery and the expenses of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and “Blue Sky” or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of;

(iv) fees, disbursements and expenses of counsel for the Company (United States and foreign, if applicable) and the reasonable fees, disbursements and expenses of counsel for AIG and the selling Holders of the Registrable Securities (subject to the provisions of Section 5(b) hereof);

(v) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and accountants' letters required by or incident to such performance);

(vi) fees and disbursements of underwriters (excluding, except as otherwise expressly provided herein, discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities);

(vii) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 4(l);

(viii) fees and expenses of any “qualified independent underwriter” required by Schedule E of the NASD and any expenses incident to any Holder's or underwriter's compliance with Schedule E; and

(ix) fees and expenses of other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, whether or not the Registration Statement becomes effective.

      The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

      (b) In connection with the filing of each Registration Statement required hereunder, the Company will reimburse the Holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one firm of legal counsel chosen by AIG. In addition, in the event of a subsequent sale of Registrable Securities pursuant to an effective Registration Statement by any Holder, the Company will reimburse such Holder for the reasonable fees and disbursements of not more than one firm of legal counsel (which may, but need not, be the legal counsel that represented AIG at the time of the filing of such Registration Statement) chosen by AIG.

6. Indemnification

      (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, each underwriter with respect to Registrable Securities and each of their respective officers, directors, employees and agents and each Person who controls such Holder or underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange

Act (each such Person being sometimes hereinafter referred to as an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus, including any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities relate to any untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Holder or underwriter expressly for use therein.

      The Company will also indemnify selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers, directors and partners and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders and underwriters of Registrable Securities and such Persons shall be deemed “Indemnified Persons” for all purposes of this Section 6.

      (b) Indemnification by Selling Holders of Registrable Securities. Each selling Holder of Registrable Securities agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign any Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder (but not in an amount exceeding, the net proceeds to such Holder from the offering of its Registrable Securities pursuant to such Registration Statement), but only with reference to information relating to such Holder furnished in writing by such Holder to the Company expressly for use in any Registration Statement, preliminary prospectus, or Prospectus, including any amendment or supplement thereto.

      (c) Proceedings.

(i) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.

(ii) In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

(iii) It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm for all underwriters, selling brokers, dealers and similar securities industry professionals and all persons, if any, who control such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the reasonable fees and expenses of more than one separate firm for all selling Holders and all persons, if any, who control selling Holders within the meaning of either such Section.

(iv) In the case of any such separate firm for the underwriters, selling brokers, dealers and similar securities industry professionals and such control persons, such firm shall be designated in writing by the managing underwriter or underwriters. In the case of any such separate firm for the selling Holders and such control persons of selling Holders, such firm shall be designated in writing by AIG. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder or underwriter, selling broker, dealer or similar securities professional, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder or underwriter, selling broker, dealer or similar securities professional, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter, selling broker, dealer or similar securities professional and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Holder or underwriter, selling broker, dealer or similar securities professional shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, selling broker, dealer or similar securities professional, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Holders or such underwriter, selling broker, dealer or similar securities professional has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations to contribute pursuant to this Section 6 of the Indemnified Persons are several and not joint.

      (e) Cumulative Obligations. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person.

      (f) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company referred to in Section 4(m)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Securities.

7. Rule 144

      The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the Rules and Regulations and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

8. Miscellaneous

      (a) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

      (c) Amendment and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of AIG and the Holders.

      (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and delivered personally, by telegram, by telecopy or sent by overnight courier, postage prepaid:

(i) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 9(e), which address initially is American International Group, Inc., 70 Pine Street, New York, New York 10270, Attention: Secretary, with a copy to Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, Attention: Robert W. Reeder, III, Esq.;

(ii) if to the Company, at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, Attention: Gary Schwartz, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Lois Herzeca

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telegram or telecopy shall be deemed delivered when evidence of the transmission is received by the sender and shall be confirmed in writing by overnight courier, postage prepaid. Notice given by overnight courier as set out above shall deemed delivered the business day after the date the same is mailed.

      (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities and the Indemnified Persons specified in Section 6. The Company may not assign its rights or delegate its obligations under this Agreement without the prior written consent of AIG and the Holders.

      (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES.

      (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

      IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

TRANSATLANTIC HOLDINGS, INC.

By:	/s/ GARY SCHWARTZ Name: Gary Schwartz Title: Senior Vice President & General Counsel

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ ROBERT A. GENDER Name: Robert A. Gender Title: Vice President & Treasurer

By:	/s/ KATHLEEN E. SHANNON Name: Kathleen E. Shannon Title: Senior Vice President & Secretary

AIG GLOBAL INVESTMENT CORP., as investment adviser to the Designated Subsidiaries of AIG listed below

By:	/s/ WIN J. NEUGER Name: Win J. Neuger Title: Chairman & CEO

Designated Subsidiaries of AIG
The Variable Annuity Life Insurance Company
AIG Annuity Insurance Company
AIG Life Insurance Company
American International Life Assurance Company of New York
American General Life Insurance Company
The United States Life Insurance Company in the
City of New York
AIG Edison Life Insurance Company